Exhibit 99.1

FOR IMMEDIATE RELEASE

HEALTH CARE PROPERTY INVESTORS, INC. REPORTS RESULTS
FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2006

LONG BEACH, CA, February 12, 2007 — Health Care Property Investors, Inc. (“HCP” or the “Company”) (NYSE:HCP), today announced results for the quarter and year ended December 31, 2006. Funds From Operations (“FFO”) applicable to common shares was $65.6 million, or $0.35 per diluted share of common stock, for the quarter ended December 31, 2006, compared to FFO applicable to common shares of $65.8 million, or $0.48 per diluted share of common stock, for the quarter ended December 31, 2005.  FFO applicable to common shares for the year ended December 31, 2006, was $272.8 million, or $1.82 per diluted share of common stock, compared to $257.7 million, or $1.89 per diluted share of common stock in the year ago period.

FFO applicable to common shares for the quarter and year ended December 31, 2006 included the impact of impairment and merger-related charges of $0.10 and $0.16 per diluted share of common stock, respectively.  No impairment and merger-related charges were incurred in the year ago periods.  Merger-related charges in the 2006 periods include the amortization of fees associated with our CNL Retirement Properties, Inc. (“CRP”) merger financing, the write-off of unamortized deferred financing fees related to a previous line of credit, severance and retention related compensation, as well as other CRP integration costs. FFO is a supplemental non-GAAP financial measure that the Company believes is helpful in evaluating the operating performance of real estate investment trusts.

Net income applicable to common shares for the quarter ended December 31, 2006, was $236.0 million, or $1.27 per diluted share of common stock. This compares with net income applicable to common shares of $36.2 million, or $0.27 per diluted share of common stock, for the quarter ended December 31, 2005. Net income applicable to common shares for the year ended December 31, 2006, was $396.4 million, or $2.66 per diluted share of common stock, compared to $151.9 million, or $1.12 per diluted share of common stock in the year ago period.  The Company’s net income applicable to common shares for the quarter and year ended December 31, 2006, includes a net gain on sales of real estate of $228.7 million and $275.3 million, respectively. During the quarter and year ended December 31, 2006, the Company sold 71 and 83 properties for net proceeds of $395.5 million and $512.3 million, respectively.

MERGERS WITH CNL RETIREMENT PROPERTIES, INC. AND CNL RETIREMENT CORP.

•                  As previously announced, on October 5, 2006, we closed our merger with CRP for aggregate consideration of approximately $5.3 billion. In the merger, we paid an aggregate of $2.9 billion of cash, issued 22.8 million shares of our common stock, and either assumed or refinanced approximately $1.7 billion of CRP’s outstanding debt.  Simultaneous with the closing of the merger with CRP, we also merged with CNL Retirement Corp. and issued 4.4 million shares of common stock.

•                  In connection with the CRP merger, we entered into credit agreements with a syndicate of banks providing for aggregate borrowings of $3.4 billion.  The credit facilities included a $0.7 billion bridge loan, a $1.7 billion two-year term loan, and a $1.0 billion three-year revolving credit facility.  As of December 31, 2006, we had fully repaid the bridge loan and borrowings under the term loan were reduced to $0.5 billion.  In addition, through capital market and joint venture transactions in January 2007, we fully repaid the balance outstanding under the term loan.

INVESTMENT TRANSACTIONS

•                   During 2006, including the CRP merger discussed above, we acquired interests in properties aggregating $5.9 billion with an average yield of 6.9%. Our 2006 investments were made in the following healthcare sectors: (i) 77% senior housing facilities; (ii) 19% medical office buildings (“MOBs”); (iii) 3% hospitals; and (iv) 1% other healthcare facilities.

•                   During 2006, we sold 83 properties for $512 million and recognized gains of approximately $275 million. These sales included 69 skilled nursing facilities (“SNFs”) sold on December 1, 2006, for $392 million with gains of approximately $226 million.  On or before December 1, 2006, tenants for nine SNFs exercised rights of first refusal to acquire such facilities.  The sales of the nine SNFs for $52 million are expected to be completed by June 30, 2007.

•                   On November 17, 2006, we purchased $300 million of senior secured toggle notes issued by HCA Inc. (“HCA”). These notes accrue interest at 9.625%, mature on November 15, 2016, and are secured by second-priority liens on HCA’s and its subsidiary guarantors’ assets.

•                   On January 31, 2007, we acquired three long-term acute care hospitals and received proceeds of $36 million in exchange for 11 skilled nursing facilities valued at $77 million. The three acquired properties have an initial lease term of ten years, with two ten-year renewal options, and an initial contractual yield of 12% with escalators based on the lessee’s revenue growth.  The acquired properties are included in a new master lease that contains 14 properties leased to the same operator.

•                  On February 9, 2007, we acquired the Medical City Dallas campus, which includes two hospital towers, six medical office buildings, and three parking garages, for approximately $347 million, including non-managing member LLC units (“DownREIT units”) valued at $174 million. The initial yield on this campus is approximately 7.3%.

JOINT VENTURE TRANSACTIONS

•                  On October 27, 2006, we formed an MOB joint venture with an institutional capital partner. The joint venture includes 13 properties valued at $140 million and encumbered by $92 million of mortgage debt. Upon formation, we received approximately $36 million in proceeds, including a one-time acquisition fee of $0.7 million.  We retained an effective 26% interest in the venture, will act as the managing member, and will receive ongoing asset management fees.

•                  On November 30, 2006, we acquired the interest held by an affiliate of General Electric Company in HCP Medical Office Portfolio, LLC (“HCP MOP”) for $141 million. We are now the sole owner of the venture and its 59 MOBs, which have approximately four million rentable square feet. At closing, $251 million of mortgage debt encumbered these MOBs.

•                  On January 5, 2007, we formed a senior housing joint venture with an institutional capital partner.  The joint venture includes 25 properties valued at $1.1 billion and encumbered by a $686 million secured debt facility. Upon formation, we received approximately $280 million in proceeds, including a one-time acquisition fee of $5.4 million.  Including the $446 million recently received from the secured debt facility with Fannie Mae discussed below, we received $726 million in total proceeds. We retained a 35% interest in the venture, will act as the managing member, and will receive ongoing asset management fees.

CAPITAL MARKET TRANSACTIONS

•                  On November 10, 2006, we issued 33.5 million shares of common stock. We received net proceeds of approximately $960 million, which were used to repay our bridge loan facility and borrowings under our term loan and revolving credit facilities.

•                  On December 4, 2006, we issued $400 million of 5.65% senior unsecured notes due in 2013. The notes were priced at 99.768% of the principal amount for an effective yield of 5.69%. We received net proceeds of $396 million, which were used to repay borrowings under our term loan facility.

•                  On December 21, 2006, in anticipation of our senior housing joint venture that closed on January 5, 2007, we expanded an existing secured debt facility with Fannie Mae to $686 million, receiving $446 million in proceeds.  The Fannie Mae facility bears interest at a weighted average rate of 5.66%. The funds from the expanded debt facility were used to repay borrowings under our term loan facility.

•                  On January 19, 2007, we issued 6.8 million shares of common stock. We received net proceeds of approximately $261 million, which were used to repay borrowings under our term loan facility.

•                  On January 22, 2007, we issued $500 million of 6.00% senior unsecured notes due in 2017. The notes were priced at 99.323% of the principal amount for an effective yield of 6.09%. We received net proceeds of $493 million, which were used to repay our term loan facility and borrowings under our revolving credit facility.

OTHER EVENTS

•                  On January 29, 2007, the Company announced that its Board of Directors declared a quarterly common stock cash dividend of $0.445 per share. The common stock dividend will be paid on February 21, 2007, to stockholders of record as of the close of business on February 5, 2007. The annualized rate of distribution for 2007 is $1.78, compared with $1.70 for 2006, which represents a 4.7% increase.

FUTURE OPERATIONS

For the full year 2007, the Company presently expects net income applicable to common shares to range between $1.55 and $1.65 per diluted common share, FFO applicable to common shares to range between $2.10 and $2.20 per diluted common share, and FFO applicable to common shares, before giving effect to merger-related charges, to range between $2.15 and $2.25 per diluted common share.

COMPANY INFORMATION

Health Care Property Investors, Inc. has scheduled a conference call and webcast for Tuesday, February 13, 2007 at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) in order to present the Company’s performance and operating results for the quarter and year ended December 31, 2006. The conference call is accessible by dialing (866) 711-8198 (U.S.) or (617) 597-5327 (International). The participant pass code is 65552228. The webcast is accessible via the Company’s Internet web site at www.hcpi.com. The link can be found on the “Event Calendar” page which is under the “Investor Relations” tab. A webcast replay of the conference call will be available after 2:00 p.m. Eastern Time on February 13, 2007 through February 27, 2007 on the Company’s web site. The Company’s supplemental information package for the current period will also be available on the Company’s web site in the “Presentations” section of the “Investor Relations” tab.

Health Care Property Investors, Inc. (NYSE:HCP) is a self-administered REIT that invests directly or through joint ventures in healthcare facilities. As of December 31, 2006, the Company’s portfolio of properties, excluding assets held for sale but including investments through joint ventures and mortgage loans, included 731 properties and consisted of 337 senior housing facilities, 260 medical office buildings, 35 hospitals, 69 skilled nursing facilities and 30 other healthcare facilities. For more information on Health Care Property Investors, Inc., visit the Company’s web site at www.hcpi.com.

###

Contact:

Health Care Property Investors, Inc., Long Beach, California
Mark A. Wallace
Executive Vice President — Chief Financial Officer and Treasurer
(562) 733-5100

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include the Company’s estimate of net income per diluted common share, FFO per diluted common share, and FFO per diluted common share before giving effect to merger-related charges and impairments for 2007.  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include competition for the acquisition and financing of healthcare facilities; the ability of the Company to integrate CRP and its external advisor and to preserve the goodwill of these acquired companies; the ability of the Company to achieve its expected benefits from acquisitions; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing operational difficulties in the skilled nursing and senior housing sectors; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of the Company’s lessees or mortgagors; changes in management; costs of compliance with building regulations; changes in tax laws and regulations; changes in the financial position of the Company’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments. Some of these risks, and other risks, are described from time to time in Health Care Property Investors, Inc.’s Securities and Exchange Commission filings.

HEALTH CARE PROPERTY INVESTORS, INC.

Summary of Information

In thousands, except per share data
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Revenues and other income	$234,898	$113,839	$619,087	$421,787

Net income applicable to common shares	$235,992	$36,229	$396,417	$151,927

Basic earnings per common share	$1.28	$0.27	$2.67	$1.13

Diluted earnings per common share	$1.27	$0.27	$2.66	$1.12

Weighted average shares used to calculate diluted earnings per common share	185,278	136,366	149,226	135,560

Funds from operations applicable to common shares (1)	$65,629	$65,751	$272,753	$257,726

Diluted funds from operations applicable to common shares (1)	$65,629	$68,177	$280,585	$266,792

Basic funds from operations per common share (1)	$0.36	$0.49	$1.84	$1.91

Diluted funds from operations per common share (1)	$0.35	$0.48	$1.82	$1.89

Weighted average shares used to calculate diluted funds from operations per common share	185,278	142,405	153,831	141,018

Merger-related charges	$13,503	$—	$14,010	$—
Impairments	4,870	—	9,581	—
Impact of impairment and merger-related charges	$18,373	$—	$23,591	$—

Per common share impact of impairment and merger-related charges on diluted funds from operations	$0.10	$—	$0.16	$—

(1)             The Company believes that Funds From Operations (“FFO”) applicable to common shares, Diluted Funds From Operations applicable to common shares and Basic and Diluted Funds From Operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

                           FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income.  A reconciliation of net income applicable to common shares to FFO applicable to common shares is provided herein.

HEALTH CARE PROPERTY INVESTORS, INC.

Consolidated Statements of Income

In thousands, except per share data
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Revenues and other income:
Rental and related income	$209,062	$107,565	$557,021	$396,804
Equity income (loss) from unconsolidated joint ventures	751	(891)	8,331	(1,123)
Income from direct financing leases	15,008	—	15,008	—
Investment management fee income	1,220	791	3,895	3,184
Interest and other income	8,857	6,374	34,832	22,922
	234,898	113,839	619,087	421,787

Costs and expenses:
Interest	110,603	30,329	213,304	107,201
Depreciation and amortization	56,838	25,724	144,215	94,862
Operating	32,505	16,965	89,186	59,316
General and administrative	22,200	8,474	47,370	31,869
Impairments	3,577	—	3,577	—
	225,723	81,492	497,652	293,248

Income before minority interests	9,175	32,347	121,435	128,539
Minority interests	(3,347)	(3,357)	(14,805)	(12,950)

Income from continuing operations	5,828	28,990	106,630	115,589

Discontinued operations:
Operating income	8,057	11,542	41,638	47,312
Gain on sales of real estate, net of impairments	227,389	979	269,279	10,156
	235,446	12,521	310,917	57,468

Net income	241,274	41,511	417,547	173,057
Preferred stock dividends	(5,282)	(5,282)	(21,130)	(21,130)

Net income applicable to common shares	$235,992	$36,229	$396,417	$151,927

Basic earnings per common share:
Continuing operations	$—	$0.17	$0.58	$0.70
Discontinued operations	1.28	0.10	2.09	0.43
Net income applicable to common shares	$1.28	$0.27	$2.67	$1.13

Diluted earnings per common share:
Continuing operations	$—	$0.17	$0.57	$0.70
Discontinued operations	1.27	0.10	2.09	0.42
Net income applicable to common shares	$1.27	$0.27	$2.66	$1.12

Weighted average shares used to calculate earnings per common share:
Basic	183,736	135,536	148,236	134,673

Diluted	185,278	136,366	149,226	135,560

HEALTH CARE PROPERTY INVESTORS, INC.

Funds From Operations Information

In thousands, except per share data
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Net income applicable to common shares	$235,992	$36,229	$396,417	$151,927
Real estate depreciation and amortization:
Continuing operations	56,838	25,724	144,215	94,862
Discontinued operations	1,406	3,135	9,854	13,104
Gain on sales of real estate	(228,682)	(979)	(275,283)	(10,156)
Equity (income) loss from unconsolidated joint ventures	(751)	891	(8,331)	1,123
FFO from unconsolidated joint ventures	1,631	1,071	7,321	8,140
Minority interests	3,347	3,357	14,805	12,950
Minority interests in FFO	(4,152)	(3,677)	(16,245)	(14,224)
Funds from operations applicable to common shares (1)	$65,629	$65,751	$272,753	$257,726

Distributions on convertible units	$—	$2,426	$7,832	$9,066

Diluted funds from operations applicable to common shares (1)	$65,629	$68,177	$280,585	$266,792

Basic funds from operations per common share (1)	$0.36	$0.49	$1.84	$1.91

Diluted funds from operations per common share (1)	$0.35	$0.48	$1.82	$1.89

Weighted average shares used to calculate diluted funds from operations per common share	185,278	142,405	153,831	141,018

Merger-related charges	$13,503	$—	$14,010	$—
Impairments	4,870	—	9,581	—
Impact of impairment and merger-related charges	$18,373	$—	$23,591	$—

Per common share impact of impairment and merger-related charges on diluted funds from operations	$0.10	$—	$0.16	$—

(1)             The Company believes that Funds From Operations (“FFO”) applicable to common shares, Diluted Funds From Operations applicable to common shares and Basic and Diluted Funds From Operations per common share are important supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

                           FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income.

HEALTH CARE PROPERTY INVESTORS, INC.

Consolidated Balance Sheets

In thousands, except share and per share data

	December 31,
	2006	2005
	(Unaudited)
Assets
Real estate:
Buildings and improvements	$6,651,705	$3,078,852
Developments in process	44,221	22,092
Land	766,927	308,827
Less accumulated depreciation and amortization	595,662	473,735
Net real estate	6,867,191	2,936,036

Net investment in direct financing leases	678,013	—
Loans receivable, net	196,480	186,831
Investments in and advances to unconsolidated joint ventures	25,389	48,598
Accounts receivable, net of allowance of $24,205 and $1,205, respectively	31,026	13,313
Cash and cash equivalents	60,687	21,342
Intangible assets, net	479,612	36,264
Real estate held for sale, net	57,496	282,959
Real estate held for contribution	1,102,016	25,397
Other assets, net	514,839	46,525

Total assets	$10,012,749	$3,597,265

Liabilities and Stockholders’ Equity
Bank line of credit and term loan	$1,129,093	$258,600
Senior unsecured notes	2,748,522	1,462,250
Mortgage debt	1,531,086	236,096
Mortgage debt on assets held for contribution	685,568	—
Other debt	107,746	—
Intangible liabilities, net	151,328	5,382
Accounts payable and accrued liabilities	182,810	68,718
Deferred revenue	20,795	17,169
Total liabilities	6,556,948	2,048,215

Minority interests:
Joint venture partners	34,211	20,905
Non-managing member unitholders	127,554	128,379
Total minority interests	161,765	149,284

Stockholders’ equity:
Preferred stock, $1.00 par value: 50,000,000 shares authorized; 11,820,000 shares issued and outstanding, liquidation preference of $25 per share	285,173	285,173
Common stock, $1.00 par value: 750,000,000 shares authorized; 198,599,054 and 136,193,764 shares issued and outstanding, respectively	198,599	136,194
Additional paid-in capital	3,108,908	1,446,349
Cumulative net income	1,938,693	1,521,146
Cumulative dividends	(2,255,062)	(1,988,248)
Accumulated other comprehensive income (loss)	17,725	(848)

Total stockholders’ equity	3,294,036	1,399,766

Total liabilities and stockholders’ equity	$10,012,749	$3,597,265

HEALTH CARE PROPERTY INVESTORS, INC.

Projected Funds From Operations (1)
(Unaudited)

PROJECTED FUTURE OPERATIONS (Full Year 2007):

	2007
	Low	High

Diluted earnings per common share	$1.55	$1.65
Gain on real estate dispositions	(0.59)	(0.59)
Real estate depreciation and amortization	1.07	1.07
Joint venture adjustments	0.07	0.07
Diluted funds from operations per common share (2)	2.10	2.20

Merger-related charges (3)	0.05	0.05
Diluted funds from operations per common share before merger-related charges	$2.15	$2.25

(1)             Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release. These estimates also include the impact on operating results from potential future property acquisitions and dispositions, but do not reflect the potential impact of future impairments, if any.  By definition, FFO does not include real estate-related depreciation and amortization or gains and losses associated with real estate disposition activities, but does include impairment charges. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release.

(2)             The Company believes that Diluted Funds From Operations per common share is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue.

                           FFO is defined as net income (computed in accordance with U.S. generally accepted accounting principles), excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with U.S. generally accepted accounting principles, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income.

(3)             Merger-related charges primarily include amortization of fees associated with the Company’s term loan, severance and retention-related compensation, and CRP integration costs.